SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 6, 2004

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Ste. 100
Houston, Texas		77043
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K/A

SEITEL, INC.

February 20, 2004

This Amendment No. 1 amends the Current Report on Form 8-K filed February 6, 2004 (the "February Report"). The Company inadvertently re-filed the Current Report on Form 8-K which was filed on January 29, 2004 as the February Report. As a result, this Amendment No. 1 amends Item 5, 7 and Exhibit 99.1 of the February Report as set forth below.

Item 5.	Other Events and Required FD Disclosure.

Seitel, Inc. issued the press release attached hereto as Exhibit 99.1 on February 6, 2004.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(a)	Financial Statements of Business Acquired.

Not Applicable.

	(b)	Pro Forma Financial Information (unaudited).

Not Applicable.

	(c)	Exhibits.

		99.1	Press release of Seitel, Inc., dated February 6, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	February 20, 2004	SEITEL, INC.

		By:	/s/ Randall D. Stilley

		Name:	Randall D. Stilley
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit		Page

99.1	Press release of Seitel, Inc., dated February 6, 2004	4